                                                                    Exhibit 99.1


INVESTOR CONTACT:                                          PRESS CONTACT:

Mindy Kohl                                                 Jennifer Menard

Netegrity, Inc.                                            Netegrity, Inc.
(781) 530-6061                                             (781) 530-6202
mkohl@netegrity.com                                        jmenard@netegrity.com



                NETEGRITY ANNOUNCES Q4 AND FULL YEAR 2003 RESULTS


        LICENSE REVENUES INCREASE 18% OVER Q3 2003 AND 62% OVER Q4 2002;
          COMPANY ACHIEVES SECOND CONSECUTIVE QUARTER OF PROFITABILITY

WALTHAM, MA - JANUARY 26, 2003 - Netegrity, Inc. (Nasdaq: NETE), a leading provider of identity and access management solutions, today announced financial results for its fourth quarter and fiscal year ended December 31, 2003. Total revenues were $22.5 million for the fourth quarter of 2003, a 10% increase over total revenues of $20.4 million for the third quarter of 2003. License revenues for the fourth quarter of 2003 were $13.5 million, an 18% increase over license revenues of $11.4 million in the third quarter. The Company reported net income on a GAAP basis for the fourth quarter of 2003 of $2.5 million, or $0.06 per fully diluted share, compared to net income of $0.7 million or $0.02 per share for the third quarter of 2003. Included in GAAP net income for the fourth quarter were the following items: a gain on the sale of Netegrity's portal technology of $5.0 million, a $(0.5) million restructuring charge related to closing the Company's Bellevue facility, and a $(3.8) million charge for in process research and development purchased in connection with the Business Layers acquisition.

As of December 31, 2003, Netegrity had $92.4 million in cash and marketable securities. Cash provided by operating activities was $2.9 million for the fourth quarter of 2003. During the fourth quarter Netegrity sold its portal technology for approximately $5.1 million in cash. Additionally, as of December 31, 2003, Netegrity had paid approximately $10.8 million, or 72%, of the cash portion of the purchase price for the Business Layers acquisition.

For the full year ended December 31, 2003, total revenues were $78.4 million and license revenues were $44.0 million, increases of 13% and 22%, respectively, versus the full year ended December 31, 2002. The Company's net loss on a GAAP basis for the year ended December 31, 2003 was $(4.2) million or $(0.12) per share, compared to $(86.3) million or $(2.53) per share in 2002.

"I am very proud of our strong execution in 2003 and feel confident that we've taken all of the right steps to meet our customers' identity and access management challenges and sustain our long-term competitive advantage," said Barry Bycoff, Netegrity Chairman, President, and CEO. "As we enter 2004, Netegrity is well positioned to seize the opportunities in the market with a comprehensive identity and access management platform consisting of best-of-breed products."

Q4 2003 HIGHLIGHTS

- Netegrity signed license agreements with 22 new customers and had 71 follow on software deals with existing customers, bringing the total number of customers to 799. Netegrity added over 100 customers throughout 2003.

- On December 30, 2003 Netegrity acquired Business Layers, Inc., thereby adding a leading provisioning solution to create an enterprise wide identity and access management solution. This addition to the Netegrity solution enables Netegrity's customers to manage their employees, partners, and customers' access to numerous disparate applications, systems, architectures, and processes throughout the lifecycle of the business relationship. Netegrity paid $15.0 million in cash and issued approximately
     2.6 million shares of common stock for Business Layers.

- Netegrity sold its portal technology for approximately $5.1 million in cash. In conjunction with this sale, the Company also closed its Bellevue facility. The total cost associated with the closure of this facility was approximately $0.5 million.

- Gartner placed Netegrity in the leader quadrant of the Gartner Extranet Access Magic Quadrant(1) for the fourth year in a row.

- Netegrity extended its relationship with Microsoft to help customers implement enterprise wide identity management infrastructures. In addition to enhanced support for Microsoft technologies, Netegrity also worked with Microsoft to develop the Identity Management Solution Accelerator which will equip customers with the technologies and services they need today to effectively plan, implement, and manage an end-to-end identity management strategy.

- Netegrity continued its commitment to support heterogeneous environments with support for Oracle(R) Identity Management and BEA WebLogic Platform(TM) 8.1. This integration is designed to allow organizations to seamlessly implement access management, Web single sign-on, user administration, and provisioning across the enterprise.


BUSINESS OUTLOOK

     Netegrity subscribes to the widely held view that IT spending will start out slowly in 2004 and therefore, may not impact Q1 2004 significantly. We also recognize that our Q4 2003 results benefited from customer budget flush, which we do not expect to continue in Q1. This perspective leads us to the following outlook for Q1:










--------
(1) "MAGIC QUADRANT FOR EXTRANET ACCESS MANAGEMENT, 2H03", RAY WAGNER, OCTOBER 31, 2003.

-    We expect total revenue to decrease by approximately 5% versus Q4.

-    We expect license revenue to decrease by approximately 10% versus Q4.

- The above revenue guidance equates to a 29% increase in total revenue and a 45% increase in license revenue compared to Q1 2003.

- Operating expenses are expected to be approximately $0.7 million higher than Q4, even after factoring in the fully loaded cost of the 60 or so Business Layers employees that were retained. This estimate takes into account the impact of the following three items, which decreased Q4 operating expenses by $0.7 million. The three items are (1) the gain on the sale of the portal technology of $5.0 million, (2) restructuring charges associated with the closing of the Bellevue office of $(0.5) million and
     (3) a charge for acquired in-process R&D of $(3.8) million related to the Business Layers acquisition.

- We expect to report a small amount of GAAP net income in Q1, rounding to $0.00 per fully diluted share. This amount includes the impact of the amortization of capitalized software of $0.5 million and the incremental revenue and costs associated with the Business Layers acquisition.

-    We based our earnings estimate on fully diluted shares of approximately
     41.5 million, which includes the shares issued in connection with the Business Layers acquisition, as well as the dilutive effect of "in-the-money stock options".

- We expect to report positive cash flow from operating activities in Q1. However, this will be offset by the payment of the remaining cash purchase price for the Business Layers acquisition of $3.8 million and the payment of transaction related expenses, which will be made in early Q1.


EARNINGS WEBCAST

In conjunction with this announcement, Netegrity will host a conference call today at 5:00 p.m. ET to discuss the Company's financial results. Netegrity will broadcast the conference call live via the Internet at the Investor section of www.netegrity.com. This Webcast will also be archived for later listening in the Investors section of www.netegrity.com. In addition, a replay by telephone will be available until 11:59 p.m. (ET) on Wednesday, January 28th. To access the replay, dial (800) 475-6701, or internationally dial (320) 365-3844, and enter access code 701328.

ABOUT NETEGRITY, INC.

Netegrity, Inc. is a leading provider of security software solutions that securely manage identities and their access to enterprise information assets, letting business in while keeping risk out. Netegrity provides a comprehensive identity and access management product line for continuously evolving computing environments, including legacy, Web, and service-oriented architectures. Netegrity's flexible, standards-based offerings increase security, reduce administrative costs, and enable revenue enhancement. Supported by a network of over 1200 trained integration consultants and over 200 technology partners, Netegrity solutions are licensed to more than 300 million users at nearly 800 organizations worldwide, including more than half of the Fortune 100. For more information, visit http://www.netegrity.com.

                                      ###

Netegrity is a registered trademark of Netegrity, Inc. All other product names, service marks, and trademarks mentioned herein are trademarks of their respective owners.

Various statements in this release concerning Netegrity's future expectations, plans, and prospects constitute forward-looking statements for the purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by these forward-looking statements as a result of various important factors such as, but not limited to, general economic conditions, weakness in the global economy, increased operating expenses, our ability to develop and enhance our products and services or remain competitive in product pricing, competition in the marketplace, including competitors' sales strategies, development and performance of our direct and indirect sales channels, our ability to integrate the operations of acquired companies, delays in product development, changes in customer and market requirements and standards, market acceptance of new products and technologies, and technological changes in the computer industry, as well as those risks more fully discussed in the Company's reports on file with the Securities and Exchange Commission including the Company's latest Form 10-K/A, Form 10-Q and any subsequent filings. In addition, any forward-looking statements represent the Company's views only as of today and should not be relied upon as representing its views as of any subsequent date. While we may elect to update forward looking statements at some point in the future, we specifically disclaim any obligation to do so, even if our estimates change and, therefore, you should not rely on any of these forward-looking statements as representing the Company's views as of any date subsequent to today.

                                 NETEGRITY, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)
                (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                        THREE MONTHS ENDED        TWELVE MONTHS ENDED
                                                           DECEMBER 31                DECEMBER 31
                                                       2003          2002          2003          2002
                                                     --------      --------      --------      --------

REVENUES:
Software Licenses                                    $ 13,494      $  8,328      $ 44,030      $ 36,072
Services                                                8,262         7,200        31,536        30,158
Other                                                     748           778         2,878         3,034
                                                     --------      --------      --------      --------
Total revenues                                         22,504        16,306        78,444        69,264

Cost of revenues                                        3,945         3,820        15,152        17,562
Non-cash cost of revenues                                  --         2,699         5,398         5,449
                                                     --------      --------      --------      --------
Total cost of revenues                                  3,945         6,519        20,550        23,011

GROSS PROFIT                                           18,559         9,787        57,894        46,253

Selling, general, and administrative expenses ..       12,102        11,963        43,947        52,755
Research and development costs                          5,006         4,370        20,297        22,701
Impairment charge                                          --            --            --        57,374
Acquired in process research and development            3,800            --         3,800            --
Gain on sale of assets                                 (4,959)           --        (4,959)           --
Restructuring and nonrecurring expenses                   459         1,391           459         2,080
                                                     --------      --------      --------      --------

OPERATING INCOME (LOSS)                                 2,151        (7,937)       (5,650)      (88,657)

Other income (expense), net                               596           518         1,791         2,418
                                                     --------      --------      --------      --------

Income (loss) before income taxes                       2,747        (7,419)       (3,859)      (86,239)

Provision for income taxes                                249            30           371            70
                                                     --------      --------      --------      --------
NET INCOME (LOSS)                                    $  2,498      $ (7,449)     $ (4,230)     $(86,309)
                                                     ========      ========      ========      ========

Net  income  (loss)  per share  attributable  to
common stockholders
   Basic                                             $   0.07      $  (0.22)     $  (0.12)     $  (2.53)
   Diluted                                           $   0.06      $  (0.22)     $  (0.12)     $  (2.53)

Weighted average common shares outstanding
   Basic                                               34,873        34,249        34,559        34,078
   Diluted                                             38,591        34,249        34,559        34,078


                                 NETEGRITY, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                   (UNAUDITED)
                             (AMOUNTS IN THOUSANDS)


                                                                 December 31,   December 31,
                                                                    2003           2002
                                                                 -----------    -----------

ASSETS

CURRENT ASSETS
Cash and cash equivalents                                        $ 20,123        $ 25,707
Available-for-sale securities                                      51,557          48,361
Accounts receivable, net                                           14,340          15,046
Prepaid and other current assets (including restricted cash)        3,051           3,230
                                                                 --------        --------
Total current assets                                               89,071          92,344

Property and equipment, net                                         4,848           6,837
Available-for-sale securities                                      19,401          12,655
Goodwill                                                           34,503              --
Other intangible assets, net                                        7,500           5,398
Other assets (including restricted cash)                            1,901           1,128
                                                                 --------        --------
Total assets                                                     $157,224        $118,362
                                                                 ========        ========

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable trade                                           $  1,415        $  1,906
Accrued compensation and benefits                                   5,947           4,293
Other accrued expenses                                             16,273           6,530
Deferred revenue                                                   18,503          14,875
                                                                 --------        --------
Total current liabilities                                          42,138          27,604

STOCKHOLDERS' EQUITY                                              115,086          90,758
                                                                 --------        --------
Total liabilities and stockholders' equity                       $157,224        $118,362
                                                                 ========        ========
